EXHIBIT 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 128543.0000004
April 16, 2026

Isabella Bank Corporation
401 North Main Street
Mount Pleasant, Michigan 48858

Dear Addressee:
We have acted as counsel to Isabella Bank Corporation, a Michigan corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration and proposed issuance and sale from time to time by the Company of up to $75,000,000 aggregate initial offering price of (a) the Company’s senior debt securities (the “Senior Debt Securities”); (b) the Company’s subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (c) shares of the Company’s common stock, no par value (the “Common Stock”); (d) subscription rights for the purchase of Common Stock or Debt Securities (the “Rights”); (e) warrants for the purchase of Common Stock or Debt Securities or other securities of the Company (the “Warrants”); and (f) units consisting of Senior Debt Securities, Subordinated Debt Securities, Common Stock, Rights and/or Warrants (the “Units”). The Debt Securities, Common Stock, Rights, Warrants and Units are collectively referred to herein as the “Securities.”

The Debt Securities will be issued pursuant to one or more indentures to be entered into between the Company and the trustee thereunder (each, an “Indenture”).

The Debt Warrants will be issued pursuant to one or more warrant agreements (each, a “Debt Warrant Agreement”) to be entered into between the Company and a bank or trust company, as debt warrant agent, as set forth in the applicable prospectus supplement relating to the particular issuance of Warrants.

The Debt Rights will be issued pursuant to one or more subscription agreements (each, a “Debt Subscription Agreement”) to be entered into between the Company and an agent named therein, to be filed, if necessary, as set forth in the applicable prospectus supplement relating to the particular issuance of Rights.

The Debt Units will be issued pursuant to one or more unit agreements (each, a “Debt Unit Agreement”) between the Company and a unit agent to be named therein, to be filed, if necessary, as set forth in the applicable prospectus supplement relating to the particular issuance of Units.

The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto.
ATLANTA AUSTIN BANGKOK BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON
LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC
www.Hunton.com

Isabella Bank Corporation
April 16, 2026

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)the Registration Statement and the form of prospectus contained therein; and

(ii)the forms of Indentures attached as Exhibit 4.5 and Exhibit 4.6 to the Registration Statement.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, photostatic or electronic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company (including without limitation the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others.

We have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and Debt Warrants and each issue of Debt Rights and Debt Units, as the case may be: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded; (ii) a prospectus supplement describing the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and the Commission’s rules and regulations thereunder; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) if applicable, a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered will have been duly authorized by the Board of Directors of the Company (the “Board”) and validly executed and delivered by the Company and the other parties thereto; (v) the execution, delivery and performance by the Company of the Indenture, Debt Warrant Agreement, Debt Subscription Agreement, Debt Unit Agreement (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; and (vi) the Company will have duly authorized the execution, delivery and performance of each such Document and the issuance of each such Security, and that none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof.

We have assumed that (i) the Documents will be governed by and construed in accordance with the laws of the State of New York, and (ii) the Company is and will be a company duly incorporated and validly existing as a Michigan corporation and in good standing under the laws of the State of Michigan. With respect to these assumptions, we note that the Company has obtained and filed as an exhibit to the Registration Statement a legal opinion of Foster Swift Collins & Smith as to the organization and valid existence under the laws of the State of Michigan of the Company, and the due authorization, execution and delivery under such laws by the Company of the Documents.

Isabella Bank Corporation
April 16, 2026

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.With respect to any Debt Securities to be issued (including any Debt Securities duly issued upon exercise of Debt Warrants), when, as and if: (i) the Indenture has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under New York law and such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) such Debt Securities have been duly executed by the Company and authenticated by the applicable trustee in accordance with the Indenture, or any applicable supplemental indenture, and have been duly issued and delivered against payment therefor; and (v) all necessary corporate action has been taken by the Company’s Board of Directors, or a duly authorized committee thereof, with respect to the foregoing actions in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.With respect to the Debt Warrants to be issued, when, as and if: (i) the Debt Warrant Agreement has been duly executed and delivered on behalf of the Company and the debt warrant agent; (ii) the terms of the Debt Warrants and of their issuance and sale have been duly established in conformity with the applicable Debt Warrant Agreement; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) such Debt Warrants have been duly executed by the Company and authenticated by the applicable debt warrant agent in accordance with the Debt Warrant Agreement, and have been duly issued and delivered against payment therefor; and (v) all necessary corporate action has been taken by the Company’s Board of Directors, or a duly authorized committee thereof, with respect to the foregoing actions in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Warrants and the plan of distribution, then, upon the happening of such events, the Debt Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Debt Warrant Agreement, and will entitle the holders thereof to the rights specified in the applicable Debt Warrant Agreement.

3.With respect to the Debt Rights to be issued, when, as and if: (i) the Debt Subscription Agreement has been duly executed and delivered on behalf of the Company and the debt warrant agent; (ii) the terms of the Debt Rights and of their issuance and sale have been duly established in conformity with the applicable Debt Subscription Agreement; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) such Debt Rights have been duly executed by the Company and authenticated by the applicable debt warrant agent in

Isabella Bank Corporation
April 16, 2026

accordance with the Debt Subscription Agreement, and have been duly issued and delivered against payment therefor; and (v) all necessary corporate action has been taken by the Company’s Board of Directors, or a duly authorized committee thereof, with respect to the foregoing actions in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Rights and the plan of distribution, then, upon the happening of such events, the Debt Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Debt Subscription Agreement, and will entitle the holders thereof to the rights specified in the applicable Debt Subscription Agreement.

4.With respect to the Debt Units to be issued, when, as and if: (i) the Debt Unit Agreement has been duly executed and delivered on behalf of the Company and the debt warrant agent; (ii) the terms of the Debt Units and of their issuance and sale have been duly established in conformity with the applicable Debt Unit Agreement; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) such Debt Units have been duly executed by the Company and authenticated by the applicable debt warrant agent in accordance with the Debt Unit Agreement, and have been duly issued and delivered against payment therefor; and (v) all necessary corporate action has been taken by the Company’s Board of Directors, or a duly authorized committee thereof, with respect to the foregoing actions in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Units and the plan of distribution, then, upon the happening of such events, the Debt Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Debt Unit Agreement, and will entitle the holders thereof to the rights specified in the applicable Debt Unit Agreement.

The foregoing opinions are limited solely to the laws of the State of New York and the United States of America. We express no opinion as to any other laws, statutes, regulations or ordinances of any other jurisdiction, and we express no opinion as to the “blue sky” laws of any jurisdiction.

Our opinions herein regarding the enforceability or effect of any Document or Security may be (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and (ii) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Isabella Bank Corporation
April 16, 2026

This letter is being furnished only to you as of the date hereof and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person, without our express written permission. The opinions and statements expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Sincerely,

/s/ Hunton Andrews Kurth LLP